   As filed with the Securities and Exchange Commission on November 9, 1999
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         -----------------------------
                               ORTEL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                    95-3494360
  (State or Other Jurisdiction of                    (I.R.S. Employer
   Incorporation or Organization)                 Identification Number)
                         -----------------------------
                           2015 West Chestnut Street
                        Alhambra, California 91803-1542
          (Address of Principal Executive Offices including Zip Code)
                         -----------------------------
                         1994 EQUITY PARTICIPATION PLAN
                              OF ORTEL CORPORATION
                            (Full Title of the Plan)
                         -----------------------------

        STEPHEN R. RIZZONE                                Copy to:
Chairman of the Board, President,                   Regina M. Schlatter
   and Chief Executive Officer                        Latham & Watkins
         ORTEL CORPORATION               650 Town Center Drive, Twentieth Floor
      2015 W. Chestnut Street                  Costa Mesa, California 92626
 Alhambra, California 91803-1542                      (714) 540-1235
          (818) 281-3636

              ---------------------------------------------------

          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

---------------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
                                                                                           Proposed
                                                                      Proposed              Maximum
                                                 Amount                Maximum             Aggregate          Amount of
                                                 to be             Offering Price           Offering         Registration
                                             Registered (1)          Per Share (2)           Price (2)           Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (3)           3,000,000 Shares           $19.119             $57,356,729          $15,946
---------------------------------------------------------------------------------------------------------------------------

(1) 1,500,000 shares issuable under the 1994 Equity Participation Plan of Ortel Corporation, as amended (the "Plan") have already been registered pursuant to Registration Statement on Form S-8 (No. 33-91182).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price Per Share is the sum of (x) the weighted average exercise price of $19.7012 for outstanding options to purchase 1,707,619 shares and (y) the average of the high and low price of the Common Stock, as reported on The Nasdaq Stock Market on November 2, 1999 ($31.5625) for the remaining 1,292,381 shares.

(3) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Rights Agreement, will include one Common Share Purchase Right. Prior to the occurrence of certain events, the Common Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

Proposed sale to take place as soon after the effective date of the Registration
           Statement as options granted under the Plan are exercised.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement covers 4,500,000 additional shares of Common Stock reserved for issuance under the 1994 Equity Participation Plan of Ortel Corporation, as amended (the "Plan"). The Company previously filed with the Commission a Registration Statement on Form S-8 (No. 33-91182) (the "Prior Registration Statement") covering an aggregate of 1,500,000 shares issuable under the Plan. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document which is incorporated by reference herein or therein.

Item 5.  Named Experts

     The financial statements and schedules of Ortel Corporation as of April 30, 1999 and 1998, and for each of the years in the three-year period ended April 30, 1999 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Item 8.  Exhibits

     See Index to Exhibits on page 4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alhambra, State of California, on this 8th day of November 1999.

                                 Ortel Corporation, a Delaware corporation



                                 By: /s/ STEPHEN R. RIZZONE
                                     --------------------------------------
                                     Stephen R. Rizzone
                                     President, Chief Executive Officer, and
                                     Chairman of the Board

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Roger Hay as attorney-in-fact and agent with full power of substitution and resubstitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities as of November 8, 1999.

Signature                        Title
---------                        -----
/s/ STEPHEN R. RIZZONE           President, Chief Executive Officer, and Chairman of the Board
------------------------
Stephen R. Rizzone

/s/ ROGER HAY                    Vice President, Chief Financial Officer and Treasurer
------------------------
Roger Hay

/s/ NADAV BAR-CHAIM              Director
------------------------
Nadav Bar-Chaim

/s/ JOHN R. GAULDING             Director
------------------------
John R. Gaulding

/s/ TATSUTOKU HONDA              Director
------------------------
Tatsutoku Honda

/s/ ANTHONY J. IORILLO           Director
------------------------
Anthony J. Iorillo

/s/ LUTHER J. NUSSBAUM           Director
------------------------
Luther J. Nussbaum

/s/ WAYNE L. TYLER               Director
------------------------
Wayne L. Tyler

/s/ AMNON YARIV                  Director
------------------------
Amnon Yariv

                               INDEX TO EXHIBITS

EXHIBIT                                                                                           PAGE
-------                                                                                           ----
         4.1   Rights Agreement dated March 3, 1995 between Ortel Corporation                    (Note 1)
               and First Interstate Bank of California
         5.1   Opinion of Latham & Watkins                                                         5
        23.1   Consent of Latham & Watkins (included in Exhibit 5.1)
        23.2   Consent of KPMG LLP                                                                 6
        24     Power of Attorney (included in the signature page to this
               Registration Statement)

_______________________
(1) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1995.